SEMT 2010-H1

Sequoia Mortgage Trust 2010-H1,
Mortgage Pass-Through Certificates, Series 2010-H1

Mortgage Finance Pete Steinmentz (212) 723-6391 Shameer Hussein (212) 723-9552 Kira Granovskaya (212) 723-7640 Juliana Castelli (212) 723-6503	RMBS Trading Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325 Bryan Chao (212) 723-6313	RMBS Structuring Shekhar Shah (212) 723-6325 Michael Lam (212) 723-5293

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE BASE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING THE INVESTOR RELATIONS DEPARTMENT (COLLECT) AT (415) 389-7373.

This term sheet provides a very general overview of certain terms of the offered certificates.  This term sheet is not required to, and does not, contain all information that you should consider in making your investment decision or that is required to be included in the prospectus and the prospectus supplement for the offered certificates.  The information in this term sheet is preliminary and is subject to completion or change.

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The related base prospectus may be found by visiting EDGAR on the SEC web site at www.sec.gov.

The registration statement to which this offering relates is Commission File Numbers 333-159791 and 333-159791-01.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to such certificates.

The information in the prospectus supplement and base prospectus relating to the offered certificates, which will be conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, will supersede any information contained herein and in any prior similar materials relating to such certificates.

Important notice about information presented in any final term sheet for any class of offered certificate and the related base prospectus with respect to the offered certificates

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificates or any similar security and the underwriter’s obligation to deliver such certificates is subject to the terms and conditions of the underwriting agreement with the issuing entity and the availability of such certificates when, as and if issued by the issuing entity.  You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  You are advised that certificates may not be issued that have the characteristics described in these materials.  The underwriters’ obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason the issuing entity does not deliver such certificates, an underwriter will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, the preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

This term sheet is being delivered to you solely to provide you with information about the offering of the certificates referred to in this term sheet and to solicit an offer to purchase the certificates, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates.  We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus supplement.  You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer.  The information in this term sheet supersedes any information contained in any prior materials relating to the certificates.

Neither the issuing entity of the certificates nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

Citigroup Global Markets Inc.

SEMT 2010-H1

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$237,838,333.27
Number of Mortgage Loans:	255
Hybrid 5 Years Fixed Percentage:	100.00%
Average Scheduled Principal Balance:	$932,699.35	$299,990.00	$2,500,000.00
Weighted Average Gross Coupon:	4.803%	4.000%	6.000%
Weighted Average Seasoning:	8 months	3 months	11 months
Weighted Average Months to Next Rate Adjustment:	52 months	49 month	57 months
Weighted Average Original LTV Ratio:	56.57%	7.96%	80.00%
Weighted Average Original Combined LTV Ratio(1):	60.42%	7.96%	80.00%
Weighted Average Original Credit Score:	768	702	816
Weighted Average Debt-to-Income Ratio:	27.32%	3.23%	48.63%
Interest Only (10 Years) Loans Percentage:	73.74%
Weighted Average Gross Margin:	2.250%	2.250%	2.250%
Weighted Average Initial Periodic Rate Cap:	5.000%	5.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	2.011%	2.000%	5.000%
Weighted Average Gross Maximum Lifetime Rate:	9.803%	9.000%	11.000%
Weighted Average Gross Minimum Lifetime Rate:	2.250%	2.250%	2.250%
Weighted Average Original Term:	360 months	360 months	360 months
Weighted Average Stated Remaining Term:	352 months	349 months	357 months
First Lien Percentage:	100.00%
Silent Second Percentage:	27.16%

(1)
The original combined loan-to-value was calculated using full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 58.44%.

Citigroup Global Markets Inc.

SEMT 2010-H1

Product Type of the Mortgage Loans

Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Hybrid 5 Years Fixed	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Principal Balances of the Mortgage Loans at Origination

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
428,000.00 - 500,000.00	13	6,027,351.16	2.53	463,642.40	4.726	774	64.46	67.42
500,000.01 - 600,000.00	20	10,882,882.65	4.58	544,144.13	4.704	784	63.35	64.35
600,000.01 - 700,000.00	28	18,261,916.59	7.68	652,211.31	4.761	768	58.11	63.26
700,000.01 - 800,000.00	30	22,544,338.04	9.48	751,477.93	4.811	776	57.87	60.54
800,000.01 - 900,000.00	32	26,088,603.84	10.97	815,268.87	4.874	773	55.11	61.57
900,000.01 - 1,000,000.00	53	51,666,336.37	21.72	974,836.54	4.815	766	55.99	60.79
1,000,000.01 - 1,100,000.00	15	16,052,467.88	6.75	1,070,164.53	4.700	756	49.74	55.37
1,100,000.01 - 1,200,000.00	22	24,314,703.30	10.22	1,105,213.79	4.672	761	61.08	63.08
1,200,000.01 - 1,300,000.00	9	11,127,198.71	4.68	1,236,355.41	4.944	758	55.66	60.68
1,300,000.01 - 1,400,000.00	5	6,794,417.31	2.86	1,358,883.46	5.127	770	63.98	69.60
1,400,000.01 - 1,500,000.00	19	26,778,831.24	11.26	1,409,412.17	4.800	772	53.26	55.72
1,600,000.01 - 1,700,000.00	1	1,598,191.80	0.67	1,598,191.80	4.875	774	68.04	68.04
1,700,000.01 - 1,800,000.00	1	1,760,000.00	0.74	1,760,000.00	5.000	748	62.86	62.86
1,800,000.01 - 1,900,000.00	2	3,719,000.00	1.56	1,859,500.00	4.814	786	54.53	54.53
1,900,000.01 - 2,000,000.00	2	3,494,494.38	1.47	1,747,247.19	4.943	744	61.64	61.64
2,000,000.01 - 2,100,000.00	1	2,027,600.00	0.85	2,027,600.00	4.875	769	36.87	45.96
2,100,000.01 - 2,200,000.00	1	2,200,000.00	0.92	2,200,000.00	4.875	737	42.31	42.31
2,400,000.01 - 2,500,000.00	1	2,500,000.00	1.05	2,500,000.00	4.625	766	43.86	43.86
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The average loan balance of the mortgage loans at origination was approximately $952,280.08.

Citigroup Global Markets Inc.

SEMT 2010-H1

Principal Balances of the Mortgage Loans as of the Cut-off Date

Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
299,990.00 - 300,000.00	1	299,990.00	0.13	299,990.00	5.000	796	45.30	45.30
400,000.01 - 500,000.00	15	6,934,507.84	2.92	462,300.52	4.705	775	61.87	65.14
500,000.01 - 600,000.00	21	11,520,630.91	4.84	548,601.47	4.693	782	62.77	64.48
600,000.01 - 700,000.00	29	19,110,484.56	8.04	658,982.23	4.778	768	58.17	62.62
700,000.01 - 800,000.00	31	23,441,567.45	9.86	756,179.60	4.854	777	58.33	61.54
800,000.01 - 900,000.00	28	24,013,003.93	10.10	857,607.28	4.839	773	56.11	62.29
900,000.01 - 1,000,000.00	54	52,703,336.37	22.16	975,987.71	4.816	766	55.99	61.13
1,000,000.01 - 1,100,000.00	18	19,299,094.79	8.11	1,072,171.93	4.653	761	52.77	57.45
1,100,000.01 - 1,200,000.00	19	21,958,432.73	9.23	1,155,706.99	4.724	759	58.39	59.57
1,200,000.01 - 1,300,000.00	9	11,290,442.75	4.75	1,254,493.64	4.903	765	56.14	61.08
1,300,000.01 - 1,400,000.00	9	12,348,987.33	5.19	1,372,109.70	4.957	775	51.49	57.85
1,400,000.01 - 1,500,000.00	12	17,618,568.43	7.41	1,468,214.04	4.827	765	58.17	59.62
1,500,000.01 - 1,600,000.00	2	3,186,315.80	1.34	1,593,157.90	4.875	767	69.02	69.02
1,700,000.01 - 1,800,000.00	1	1,760,000.00	0.74	1,760,000.00	5.000	748	62.86	62.86
1,800,000.01 - 1,900,000.00	2	3,719,000.00	1.56	1,859,500.00	4.814	786	54.53	54.53
1,900,000.01 - 2,000,000.00	1	1,906,370.38	0.80	1,906,370.38	5.000	732	54.67	54.67
2,000,000.01 - 2,100,000.00	1	2,027,600.00	0.85	2,027,600.00	4.875	769	36.87	45.96
2,100,000.01 - 2,200,000.00	1	2,200,000.00	0.92	2,200,000.00	4.875	737	42.31	42.31
2,400,000.01 - 2,500,000.00	1	2,500,000.00	1.05	2,500,000.00	4.625	766	43.86	43.86
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The average loan balance of the mortgage loans as of the cut-off date was approximately $932,699.35.

Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date

Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
4.000 or Less	1	937,370.67	0.39	937,370.67	4.000	796	76.53	76.53
4.001 - 4.250	3	2,862,077.89	1.20	954,025.96	4.202	786	68.61	68.61
4.251 - 4.500	31	28,371,195.29	11.93	915,199.85	4.474	766	56.46	60.97
4.501 - 4.750	122	108,053,965.76	45.43	885,688.24	4.688	768	52.88	58.34
4.751 - 5.000	68	67,362,563.65	28.32	990,625.94	4.920	767	59.45	61.78
5.001 - 5.250	18	18,447,259.44	7.76	1,024,847.75	5.188	767	60.83	62.84
5.251 - 5.500	6	6,010,892.22	2.53	1,001,815.37	5.446	759	58.87	59.63
5.501 - 5.750	3	3,518,668.65	1.48	1,172,889.55	5.625	782	68.72	68.72
5.751 - 6.000	3	2,274,339.70	0.96	758,113.23	5.930	778	64.64	64.64
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.803%.

Citigroup Global Markets Inc.

SEMT 2010-H1

Seasoning of the Mortgage Loans

Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
4	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
5	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
6	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
7	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
8	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
9	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
10	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
11	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average seasoning of the mortgage loans as of the cut-off date was approximately 8 months.

Months to Next Rate Adjustment Date of the Mortgage Loans

Months to Next Rate Adjustment Date (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
49	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
50	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
51	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
52	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
53	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
54	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
55	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
56	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
57	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average months to next rate adjustment date of the mortgage loans as of the cut-off date was approximately 52 months.

Citigroup Global Markets Inc.

SEMT 2010-H1

Loan-To-Value Ratio of the Mortgage Loans at Origination

Range of Original Loan-To- Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7.96 - 10.00	1	526,450.70	0.22	526,450.70	4.500	804	7.96	7.96
15.01 - 20.00	3	2,710,152.66	1.14	903,384.22	4.742	757	17.36	24.13
20.01 - 25.00	7	6,659,128.54	2.80	951,304.08	4.634	760	22.96	31.56
25.01 - 30.00	11	9,870,219.74	4.15	897,292.70	4.781	766	28.22	40.11
30.01 - 35.00	6	5,307,272.04	2.23	884,545.34	4.843	764	33.20	41.45
35.01 - 40.00	15	15,477,549.99	6.51	1,031,836.67	4.871	776	37.54	46.16
40.01 - 45.00	25	26,924,506.90	11.32	1,076,980.28	4.726	760	43.21	48.98
45.01 - 50.00	17	14,161,986.61	5.95	833,058.04	4.701	774	48.34	54.06
50.01 - 55.00	23	23,711,040.43	9.97	1,030,914.80	4.739	760	52.24	57.94
55.01 - 60.00	22	21,891,289.11	9.20	995,058.60	4.831	773	57.81	61.79
60.01 - 65.00	24	21,297,670.62	8.95	887,402.94	4.832	765	63.06	65.37
65.01 - 70.00	36	36,265,587.61	15.25	1,007,377.43	4.934	766	68.18	69.25
70.01 - 75.00	29	28,035,325.38	11.79	966,735.36	4.761	774	73.80	73.80
75.01 - 80.00	36	25,000,152.94	10.51	694,448.69	4.830	775	79.05	79.05
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average original loan-to-value ratio of the mortgage loans at origination was approximately 56.57%.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination

Range of Original Combined Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
7.96 - 10.00	1	526,450.70	0.22	526,450.70	4.500	804	7.96	7.96
15.01 - 20.00	1	888,152.66	0.37	888,152.66	4.625	780	16.26	16.26
20.01 - 25.00	5	4,470,000.00	1.88	894,000.00	4.733	764	21.58	23.93
25.01 - 30.00	6	5,273,890.36	2.22	878,981.73	4.900	772	28.87	28.87
30.01 - 35.00	5	4,972,499.96	2.09	994,499.99	4.839	765	28.55	32.77
35.01 - 40.00	8	7,082,925.79	2.98	885,365.72	4.840	776	35.74	38.10
40.01 - 45.00	19	20,800,444.70	8.75	1,094,760.25	4.785	758	41.43	43.30
45.01 - 50.00	17	16,064,290.74	6.75	944,958.28	4.681	762	41.79	47.87
50.01 - 55.00	19	20,804,173.94	8.75	1,094,956.52	4.746	768	49.16	52.65
55.01 - 60.00	18	18,705,378.14	7.86	1,039,187.67	4.816	765	53.62	57.67
60.01 - 65.00	35	30,912,555.21	13.00	883,215.86	4.785	772	56.53	63.12
65.01 - 70.00	36	36,058,536.43	15.16	1,001,626.01	4.925	768	65.08	68.24
70.01 - 75.00	42	41,198,227.89	17.32	980,910.19	4.759	767	69.00	73.51
75.01 - 80.00	43	30,080,806.75	12.65	699,553.65	4.835	775	76.32	78.96
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average combined loan-to-value ratio of the mortgage loans at origination was approximately 60.42%. The original combined loan-to-value was calculated using full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 58.44%.

Citigroup Global Markets Inc.

SEMT 2010-H1

Credit Score of the Mortgage Loans at Origination

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
702 - 720	16	15,330,427.32	6.45	958,151.71	4.749	713	56.92	60.46
721 - 740	20	23,318,116.34	9.80	1,165,905.82	4.816	732	52.58	56.27
741 - 760	43	39,423,024.69	16.58	916,814.53	4.841	751	55.57	60.74
761 - 780	73	69,740,923.78	29.32	955,355.12	4.825	770	55.96	59.86
781 - 800	82	74,145,153.18	31.17	904,209.19	4.756	789	58.32	62.05
801 - 816	21	15,880,687.96	6.68	756,223.24	4.868	806	58.99	60.55
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average credit score of the mortgage loans at origination was approximately 768.

Documentation Type of the Mortgage Loans(1)

Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Less than One Year Income with Assets	10	8,466,681.53	3.56	846,668.15	4.664	753	58.69	66.32
One Year Income with Assets	64	55,556,926.33	23.36	868,076.97	4.784	766	57.47	61.18
One Year Income without Assets (Refinance Only)	1	498,156.68	0.21	498,156.68	4.625	778	39.23	39.23
Two Years Income with Assets	178	171,647,568.73	72.17	964,312.18	4.818	769	56.04	59.80
Two Years Income without Assets (Refinance Only)	2	1,669,000.00	0.70	834,500.00	4.673	790	75.38	75.38
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

(1) Income and employment were verified on 100.00% of the mortgage loans in the pool.

 Monthly Income of the Mortgage Borrower at Origination

Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9,675.63 - 10,000.00	2	1,183,000.00	0.50	591,500.00	4.550	801	62.84	67.45
10,000.01 - 20,000.00	57	40,470,936.13	17.02	710,016.42	4.777	778	65.05	68.21
20,000.01 - 30,000.00	59	50,459,639.95	21.22	855,248.13	4.904	768	62.92	64.94
30,000.01 - 40,000.00	46	47,269,891.95	19.87	1,027,606.35	4.779	767	57.86	62.20
40,000.01 - 50,000.00	17	17,600,645.93	7.40	1,035,332.11	4.692	764	53.44	58.93
50,000.01 - 60,000.00	14	13,878,219.91	5.84	991,301.42	4.770	764	47.41	57.86
60,000.01 - 70,000.00	14	13,805,837.01	5.80	986,131.22	4.743	757	50.41	55.06
70,000.01 - 80,000.00	11	14,429,500.30	6.07	1,311,772.75	4.784	764	50.44	50.44
80,000.01 - 90,000.00	7	7,386,512.69	3.11	1,055,216.10	4.690	781	47.08	56.75
90,000.01 - 100,000.00	6	6,143,948.66	2.58	1,023,991.44	4.968	752	42.33	46.16
100,000.01 - 598,333.34	22	25,210,200.74	10.60	1,145,918.22	4.834	765	47.83	50.82
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average monthly income of the mortgage borrower at origination was approximately $53,936.57.

Citigroup Global Markets Inc.

SEMT 2010-H1

Debt-To-Income Ratio of the Mortgage Loans at Origination

Range of Debt-To-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
3.23 - 5.00	4	3,681,905.11	1.55	920,476.28	4.585	781	39.24	47.00
5.01 - 10.00	13	11,994,121.13	5.04	922,624.70	4.791	768	53.39	53.39
10.01 - 15.00	26	22,498,939.84	9.46	865,343.84	4.736	767	52.69	56.82
15.01 - 20.00	27	23,696,669.66	9.96	877,654.43	4.774	773	52.76	59.05
20.01 - 25.00	35	32,912,312.80	13.84	940,351.79	4.738	767	53.18	59.34
25.01 - 30.00	41	40,821,591.56	17.16	995,648.57	4.879	763	56.16	58.11
30.01 - 35.00	32	26,741,208.57	11.24	835,662.77	4.843	772	66.12	70.88
35.01 - 40.00	44	43,685,022.23	18.37	992,841.41	4.860	766	60.94	63.60
40.01 - 45.00	31	30,284,929.89	12.73	976,933.22	4.755	768	55.51	59.48
45.01 - 48.63	2	1,521,632.48	0.64	760,816.24	4.875	792	51.60	51.60
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average debt-to-income ratio of the mortgage loans at origination was approximately 27.32%.

Verified Assets of the Mortgage Borrower at Origination

Range of Verified Assets ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Available	3	2,167,156.68	0.91	722,385.56	4.662	787	67.07	67.07
0.01 - 50,000.00	6	4,259,888.77	1.79	709,981.46	4.751	739	55.53	55.53
50,000.01 - 100,000.00	7	6,838,680.08	2.88	976,954.30	4.839	780	54.05	58.71
100,000.01 - 150,000.00	20	17,522,820.47	7.37	876,141.02	4.785	773	60.43	63.05
150,000.01 - 200,000.00	20	16,516,419.07	6.94	825,820.95	4.851	754	62.17	64.35
200,000.01 - 250,000.00	11	8,028,930.54	3.38	729,902.78	4.765	772	67.37	71.92
250,000.01 - 300,000.00	12	10,566,012.67	4.44	880,501.06	4.819	760	55.13	60.53
300,000.01 - 350,000.00	12	9,128,671.71	3.84	760,722.64	4.824	785	65.18	67.38
350,000.01 - 400,000.00	5	4,235,012.75	1.78	847,002.55	4.724	775	67.05	67.05
400,000.01 - 450,000.00	9	7,955,458.05	3.34	883,939.78	4.788	773	57.09	65.31
450,000.01 - 500,000.00	6	5,272,400.00	2.22	878,733.33	4.857	786	61.92	70.03
500,000.01 - 550,000.00	11	11,748,807.19	4.94	1,068,073.38	4.796	772	58.94	62.69
550,000.01 - 600,000.00	9	8,308,331.23	3.49	923,147.91	4.818	760	64.99	65.80
600,000.01 - 650,000.00	8	7,351,747.05	3.09	918,968.38	4.821	752	65.66	66.74
650,000.01 - 750,000.00	16	14,782,551.05	6.22	923,909.44	4.795	770	57.39	65.16
750,000.01 - 850,000.00	8	7,608,694.53	3.20	951,086.82	4.749	777	58.06	60.08
850,000.01 - 950,000.00	7	6,830,423.76	2.87	975,774.82	4.686	771	53.46	55.77
950,000.01 - 1,050,000.00	9	9,822,372.61	4.13	1,091,374.73	4.737	766	42.85	52.69
1,050,000.01 - 9,970,841.53	76	78,893,955.06	33.17	1,038,078.36	4.825	767	51.23	54.77
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average verified assets of the mortgage borrower at origination was approximately $1,228,220.05.

Citigroup Global Markets Inc.

SEMT 2010-H1

Self-Employment Status of the Mortgage Borrower at Origination

Self-Employment Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Not Self-Employed	191	170,520,167.23	71.70	892,775.74	4.800	769	58.16	61.70
Self-Employed	64	67,318,166.04	28.30	1,051,846.34	4.812	764	52.52	57.16
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Interest Only Term (10 years) of the Mortgage Loans at Origination

Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	71	62,448,278.68	26.26	879,553.22	4.824	769	61.09	62.83
120	184	175,390,054.59	73.74	953,206.82	4.796	768	54.95	59.56
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Occupancy Type of the Mortgage Loans

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Primary	247	229,838,892.39	96.64	930,521.83	4.805	769	56.83	60.80
Second Home	8	7,999,440.88	3.36	999,930.11	4.743	748	49.02	49.41
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Rate/Term Refinance	193	181,841,000.45	76.46	942,181.35	4.788	767	54.00	58.65
Purchase	52	46,159,196.98	19.41	887,676.87	4.878	772	69.41	69.84
Cash Out Refinance	10	9,838,135.84	4.14	983,813.58	4.740	770	43.65	48.88
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Property Types of the Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Single Family Residence	144	140,087,149.61	58.90	972,827.43	4.800	768	54.35	58.94
PUD	60	53,830,877.91	22.63	897,181.30	4.768	769	58.51	62.23
Co-op	22	19,293,542.47	8.11	876,979.20	4.922	762	62.27	63.20
Condominium	21	17,854,132.46	7.51	850,196.78	4.844	773	62.51	65.45
Townhouse	7	6,122,630.82	2.57	874,661.55	4.689	773	55.86	56.34
Two to Four Family	1	650,000.00	0.27	650,000.00	4.750	706	46.43	46.43
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Geographic Concentration of the Mortgage Loans (States)

State	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
California	110	110,128,866.14	46.30	1,001,171.51	4.802	768	54.57	58.95
New York	41	38,712,006.20	16.28	944,195.27	4.874	762	57.57	60.71
Connecticut	15	17,359,655.96	7.30	1,157,310.40	4.748	772	45.22	49.16
Illinois	13	9,656,779.60	4.06	742,829.20	4.777	774	59.09	60.93
Massachusetts	9	8,378,125.58	3.52	930,902.84	4.790	766	61.03	66.16
Texas	12	7,811,762.81	3.28	650,980.23	4.676	763	68.23	68.23
Colorado	7	6,331,030.34	2.66	904,432.91	5.047	783	63.30	69.29
New Jersey	6	5,871,288.60	2.47	978,548.10	4.660	754	46.11	53.37
Georgia	6	4,465,368.77	1.88	744,228.13	4.845	760	64.67	68.30
Virginia	5	4,113,474.84	1.73	822,694.97	4.499	754	76.23	76.23
Washington	4	3,511,258.00	1.48	877,814.50	5.006	790	68.11	73.81
Michigan	4	3,060,365.66	1.29	765,091.42	4.810	797	53.23	53.23
Florida	3	3,021,462.79	1.27	1,007,154.26	4.989	751	58.47	58.47
North Carolina	3	2,809,644.85	1.18	936,548.28	4.450	786	70.65	71.59
District of Columbia	2	2,196,349.38	0.92	1,098,174.69	4.665	786	34.45	55.67
Arizona	3	2,117,774.82	0.89	705,924.94	5.014	766	63.28	65.85
Nevada	1	1,299,977.96	0.55	1,299,977.96	4.750	715	73.55	73.55
Maryland	2	1,198,906.11	0.50	599,453.06	4.846	769	61.40	71.41
Missouri	2	1,070,447.92	0.45	535,223.96	4.699	806	73.68	73.68
Oregon	1	833,000.00	0.35	833,000.00	5.000	780	69.42	69.42
Minnesota	1	761,141.61	0.32	761,141.61	4.750	780	70.00	70.00
Pennsylvania	1	700,000.00	0.29	700,000.00	4.750	746	66.67	66.67
Hawaii	1	699,380.50	0.29	699,380.50	4.500	763	59.20	59.20
Oklahoma	1	616,247.07	0.26	616,247.07	4.625	789	38.82	38.82
Nebraska	1	600,000.00	0.25	600,000.00	4.750	813	69.77	69.77
Kentucky	1	514,017.76	0.22	514,017.76	4.750	762	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Geographic Concentration of the Mortgage Loans (Top 10 Cities)

City	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
New York, NY	32	29,149,494.67	12.26	910,921.71	4.916	765	61.47	63.71
Saratoga, CA	11	11,011,611.77	4.63	1,001,055.62	4.891	770	51.09	55.13
Los Altos, CA	8	8,556,254.49	3.60	1,069,531.81	4.918	769	53.22	62.90
Pacific Palisades, CA	4	5,418,492.22	2.28	1,354,623.06	5.031	755	31.70	36.66
Palo Alto, CA	5	4,921,885.01	2.07	984,377.00	4.761	780	55.01	57.34
Darien, CT	2	4,400,000.00	1.85	2,200,000.00	4.733	772	47.22	47.22
Santa Monica, CA	4	3,912,523.54	1.65	978,130.89	4.852	775	44.99	50.76
Newport Beach, CA	3	3,896,499.92	1.64	1,298,833.31	4.949	771	48.16	51.01
Greenwich, CT	4	3,793,550.70	1.60	948,387.68	4.939	789	34.14	40.94
Redwood City, CA	4	3,763,800.00	1.58	940,950.00	4.802	757	64.55	73.09
Others	178	159,014,220.95	66.86	893,338.32	4.758	768	58.22	61.95
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Index of the Mortgage Loans

Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
1 Year LIBOR	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Rate Adjustment Frequency of the Mortgage Loans

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Annually	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Margin of the Mortgage Loans

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.250	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average margin of the adjustable rate mortgage loans at origination was approximately 2.250%.

Initial Periodic Cap of the Mortgage Loans

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
5.000	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average initial periodic cap of the adjustable rate mortgage loans at origination was approximately 5.000%.

Citigroup Global Markets Inc.

SEMT 2010-H1

Subsequent Periodic Cap of the Mortgage Loans

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.000	254	236,986,998.57	99.64	933,019.68	4.803	768	56.48	60.35
5.000	1	851,334.70	0.36	851,334.70	5.000	797	80.00	80.00
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as at origination was approximately 2.011%.

Maximum Mortgage Rate of the Mortgage Loans
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
9.000 - 9.499	11	9,643,471.42	4.05	876,679.22	4.287	773	69.34	69.34
9.500 - 9.999	189	173,583,146.40	72.98	918,429.35	4.710	768	54.13	58.99
10.000 - 10.499	46	45,408,707.10	19.09	987,145.81	5.098	767	60.86	62.48
10.500 - 10.999	8	8,208,036.62	3.45	1,026,004.58	5.612	767	69.04	69.04
11.000 or Greater	1	994,971.73	0.42	994,971.73	6.000	804	58.82	58.82
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans at origination was approximately 9.803%.

Minimum Mortgage Rate of the Mortgage Loans

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
2.250	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans at origination was approximately 2.250%.

Next Rate Adjustment Date of the Mortgage Loans

Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2014	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
June 2014	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
July 2014	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
August 2014	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
September 2014	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
October 2014	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
November 2014	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
December 2014	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
January 2015	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Original Term to Maturity of the Mortgage Loans

Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
360	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average original term to maturity of the mortgage loans at origination was approximately 360 months.

Remaining Term to Maturity of the Mortgage Loans

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
349	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
350	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
351	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
352	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
353	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
354	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
355	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
356	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
357	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 352 months.

Prepayment Penalty Term of the Mortgage Loans at Origination

Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Originator of the Mortgage Loans

Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
CitiMortgage	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Channel of the Mortgage Loans

Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Retail	214	201,630,615.75	84.78	942,199.14	4.744	767	56.28	60.56
Correspondent	29	23,184,594.16	9.75	799,468.76	5.086	780	60.25	61.44
Wholesale	12	13,023,123.36	5.48	1,085,260.28	5.210	767	54.43	56.48
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
CitiMortgage	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Lien Position of the Mortgage Loans at Origination

Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
First	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Silent Second Status of the Mortgage Loans
Silent Second Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
None	186	173,249,111.45	72.84	931,446.84	4.825	769	60.62	60.62
Has Silent Second	69	64,589,221.82	27.16	936,075.68	4.744	765	45.68	59.87
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Mortgage Insurance Status of the Mortgage Loans at Origination

Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
No PMI	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Origination Date of the Mortgage Loans

Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2009	42	34,347,985.33	14.44	817,809.17	4.778	773	58.81	61.01
June 2009	55	51,191,470.17	21.52	930,754.00	4.715	773	57.51	58.94
July 2009	71	68,077,080.34	28.62	958,832.12	4.733	764	55.47	61.97
August 2009	45	43,902,708.06	18.46	975,615.73	4.804	764	53.72	58.70
September 2009	23	22,777,036.96	9.58	990,305.95	4.981	767	55.40	58.74
October 2009	9	8,427,103.20	3.54	936,344.80	4.986	777	61.22	64.88
November 2009	7	5,704,949.21	2.40	814,992.74	5.179	765	59.72	59.72
December 2009	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Maturity Date of the Mortgage Loans

Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
May 2039	1	888,125.65	0.37	888,125.65	5.125	777	80.00	80.00
June 2039	37	30,246,810.78	12.72	817,481.37	4.788	771	58.28	60.27
July 2039	59	54,404,519.07	22.87	922,110.49	4.707	774	57.53	59.16
August 2039	60	57,581,235.08	24.21	959,687.25	4.730	765	55.57	61.93
September 2039	55	52,991,791.02	22.28	963,487.11	4.802	763	53.41	58.96
October 2039	24	24,183,799.26	10.17	1,007,658.30	4.953	768	56.52	59.67
November 2039	8	7,077,103.20	2.98	884,637.90	4.959	788	59.86	64.22
December 2039	8	7,054,949.21	2.97	881,868.65	5.168	757	61.37	61.37
January 2040	3	3,410,000.00	1.43	1,136,666.67	5.500	754	69.32	69.32
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.

SEMT 2010-H1

Delinquency Status of the Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Current	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Combined Loan-to-Value Ratio (%)
Never Delinquent	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42
Total:	255	237,838,333.27	100.00	932,699.35	4.803	768	56.57	60.42

Citigroup Global Markets Inc.